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Exhibit 3.1.6

                              Articles of Amendment
                                       to
                            Articles of Incorporation
                                       of

                           GLOBAL ENVIRONMENTAL, INC.
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    (Name of corporation as currently filed with the Florida Dept. of State)


                                     J73055
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                   (Document number of corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of
Incorporation:

NEW CORPORATE NAME (if changing):

                AMERICAN SURFACE TECHNOLOGIES INTERNATIONAL, INC.
       (Must contain the word "corporation", "company", or "incorporated'
                       or the abbreviation "Corp.", "Inc."
                                   or "Co.")

( A professional corporation must contain the word "chartered", "professional association," or the abbreviation "P.A.")

AMENDMENTS ADOPTED- (OTHER THAN NAME CHANGE) Indicate Article Number(s) And/or Article Title(s) being amended, added or deleted: (BE SPECIFIC)


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                     (Attach additional Pages if Necessary)

If an amendment provides for exchange, reclassification, or cancellation of issued shares, provisions for Implementing the amendment if not contained in the amendment itself; (if not applicable, indicate N/A)

         N/A



                                   (Continued)


                                       8

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         The date of each amendment(s) adoption:              10/8/2007
                                                 -------------------------------

         Effective date if applicable:
                                      ------------------------------------------
                                      (no more than 90 days after amendment file
                                       date)

         Adoption of Amendment(s)           (CHECK ONE)

                  The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

                  The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

                  "The number of votes cast for the amendment(s) was/were sufficient for approval by

                  --------------------------------------."
                         (voting group)

                  X The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

                  The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.



                 Signature /s/ MICHAEL ANTHONY
                           ----------------------------------
                  (By a director, president or other officer-if directors or officers have not been selected, by an Incorporator- if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)


                                 MICHAEL ANTHONY
                        (Typed or printed name of person
                                    signing)

                  PRESIDENT, SECRETARY, TREASURER AND DIRECTOR
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                           (Title of person signing )

                                 FILING FEE: $35